Exhibit 99.1

4 Parkway North

Deerfield, IL 60015

www.cfindustries.com

For additional information:

Media	Investors
Chris Close	Martin Jarosick
Director, Corporate Communications	Vice President, Treasury and Investor Relations
847-405-2542 – cclose@cfindustries.com	847-405-2045 – mjarosick@cfindustries.com

CF Industries Holdings, Inc. Announces Agreement to Purchase Waggaman Ammonia Production Facility from Incitec Pivot Limited

DEERFIELD, Ill. – March 20, 2023 – CF Industries Holdings, Inc. (NYSE: CF), a leading global manufacturer of hydrogen and nitrogen products, today announced that it has signed a definitive purchase agreement with Incitec Pivot Limited (ASX: IPL) for IPL’s ammonia production complex located in Waggaman, Louisiana. The facility has a nameplate capacity of 880,000 tons(1) of ammonia annually.

Under the terms of the agreement, CF Industries will purchase the Waggaman ammonia plant and related assets for $1.675 billion. The companies will allocate approximately $425 million of the purchase price to a long-term ammonia offtake agreement under which CF Industries will supply up to 200,000 tons of ammonia per year to IPL’s Dyno Nobel subsidiary. CF Industries expects to fund the remaining $1.25 billion of the purchase price with cash on hand.

“We are pleased to reach this agreement with Incitec Pivot Limited that benefits from our industry-leading ammonia production capabilities, deploys our capital efficiently and provides long-term value for both companies’ shareholders,” said Tony Will, president and chief executive officer, CF Industries Holdings, Inc. “We believe the Waggaman facility will fit seamlessly into our network, as well as our strategic focus on ammonia as a clean energy source, given its proximity and pipeline connection to our Donaldsonville, Louisiana, Complex, its distribution and logistics flexibility, and its favorable characteristics for the addition of carbon capture and sequestration (CCS) technologies to enable low-carbon ammonia production.”

Ammonia produced at the Waggaman facility today is distributed ratably to three customers, including Dyno Nobel, with approximately 75% used in industrial applications. Based on the nature of the medium- to long-term offtake agreements in place with these customers, CF Industries estimates that the plant will generate gross margin per ton commensurate with its existing ammonia segment prior to synergies, which the Company expects to capture through greater capacity utilization and operational and logistics optimization. Over the last five years, CF Industries’ operational capabilities have resulted in ammonia asset utilization that is approximately 10% higher than the average utilization rate of the Company’s North American peers.

Additionally, CF Industries anticipates implementing CCS at the site on an accelerated timeline, increasing its network’s low-carbon ammonia production capability, supporting Louisiana’s and the country’s climate goals, and earning 45Q tax credits for sequestered carbon dioxide.

The transaction has been unanimously approved by the boards of directors of both companies and is subject to receipt of certain regulatory approvals and other customary closing conditions.

Goldman Sachs & Co. LLC is serving as the financial advisor to CF Industries on the transaction. Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal advisor.

(1) Product volumes in press release are expressed in short tons

About the Waggaman Ammonia Production Complex

The Waggaman, Louisiana, ammonia production complex is situated on an integrated chemicals complex owned by Cornerstone Chemical Company.

•	Commissioned October 2016
•	Nameplate capacity: 880,000 tons of ammonia per year
•	Approximately 90 employees
•	38,500-ton ammonia storage tank onsite
•	Ability to load and transport ammonia by NuStar Pipeline, barge, truck and rail
•	Located in Jefferson Parish on the Mississippi River with potential for vessel loading capabilities for low-carbon ammonia exports
•	Site is 60 miles southeast of CF Industries’ Donaldsonville Complex, facilitating resource and best practice sharing between the complexes

About CF Industries Holdings, Inc.

At CF Industries, our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network – the world’s largest – to enable green and blue hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our manufacturing complexes in the United States, Canada, and the United Kingdom, an unparalleled storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy. CF Industries routinely posts investor announcements and additional information on the Company’s website at www.cfindustries.com and encourages those interested in the Company to check there frequently.

Safe Harbor Statement

All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements include, but are not limited to, statements about the financing, synergies and other benefits, and other aspects of the proposed transactions with Incitec Pivot Limited (“IPL”); production of low-carbon ammonia; development of carbon capture and sequestration projects; future financial and operating results; and other items described in this communication.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the risk that regulatory approvals required for the proposed transactions with IPL are not obtained or that required approvals delay the transactions or cause the parties to abandon the transactions; the risk that other conditions to the closing of the proposed transactions with IPL are not satisfied; risks and uncertainties arising from the length of time necessary to consummate the proposed transactions with IPL and the possibility that the proposed transactions with IPL may be delayed or may not occur; the risk of obstacles to realization of the benefits of the proposed transactions with IPL; the risk that the synergies from the proposed transactions with IPL may not be fully realized or may take longer to realize than expected; the risk that the pendency or completion of the proposed transactions with IPL, including integration of the Waggaman ammonia production complex into the Company’s operations, disrupt current operations or harm relationships with customers, employees and suppliers; the risk that integration of the Waggaman ammonia production complex with the Company’s current operations will be more costly or difficult than expected or may otherwise be unsuccessful; diversion of management time and attention to issues relating to the proposed transactions with IPL; unanticipated costs or liabilities associated with the IPL transactions; the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for agricultural products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of severe adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company’s reliance on a limited number of key facilities; risks associated with cyber security; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and blue ammonia projects; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; and the impact of the novel coronavirus disease 2019 (COVID-19) pandemic on the Company’s business and operations.

More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of the Company’s forward-looking statements and, consequently, the Company’s descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the Company’s business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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